CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions  “Financial Highlights”, “Information on NHS’s and NOX’s Independent Registered Public Accounting Firm”, “Service Providers”, “Reports of NHS’s and NOX’s Audit Committees” and “Fees Billed by the Independent Registered Public Accounting Firm” in the combined Proxy Statement/Prospectus, “Representations and Warranties” in the Form of Agreement and Plan of Reorganization and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information of Neuberger Berman High Yield Strategies Fund Inc., Neuberger Berman High Yield Strategies Fund and Neuberger Berman Income Opportunity Fund Inc. and to the incorporation by reference in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14, No. 333-165587) of our reports dated December 17, 2009 and February 17, 2010 on the financial statements and financial highlights of Neuberger Berman Income Opportunity Fund Inc. and Neuberger Berman High Yield Strategies Fund included in the October 31, 2009 and December 31, 2009 Annual Reports to Shareholders of Neuberger Berman Income Opportunity Fund Inc. and Neuberger Berman High Yield Strategies Fund, respectively.

Boston, Massachusetts
May 4, 2010